Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

among

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP,
as Grantor

FARMLAND PARTNERS INC.,
as Performance Guarantor

FARMER MAC MORTGAGE SECURITIES CORPORATION,
as Purchaser,

and

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
as Collateral Agent and Bond Guarantor,

Dated as of August 22, 2014

SCHEDULE I
SCHEDULE II
EXHIBIT A
EXHIBIT B

ii

THIS PLEDGE AND SECURITY AGREEMENT effective as of August 22, 2014 (this “Agreement”), between Farmland Partners Operating Partnership, LP (including its successors and permitted assigns, the “Grantor”), Farmland Partners Inc. (including its successors and permitted assigns, the “Performance Guarantor”), Farmer Mac Mortgage Securities Corporation (including its successors and permitted assigns, the “Purchaser”), which is a wholly-owned subsidiary of the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States (“Farmer Mac”), and Farmer Mac, as Collateral Agent and Bond Guarantor, for the benefit of the AgVantage Bond Holders.

W I T N E S S E T H

WHEREAS, the Grantor may from time to time issue one or more secured debt obligations (the “AgVantage Bonds”) to the Purchaser, and the Purchaser may purchase such AgVantage Bonds, all upon the terms and subject to the conditions set forth in the Bond Purchase Agreement; and

WHEREAS, the Grantor desires to grant to the Collateral Agent, for the benefit of the Control Party, a security interest in the collateral hereinafter described as security for the obligations of the Grantor under the AgVantage Bonds issued pursuant to the Bond Purchase Agreement; and

WHEREAS, the transactions contemplated herein and in the Bond Purchase Agreement are in the interest of the Performance Guarantor, as the consolidated parent company of the Grantor, and who in consideration therefor shall guarantee the Grantor’s performance hereunder.

NOW THEREFORE, for valuable consideration and intending to be legally bound, the Grantor and the Collateral Agent do hereby agree as follows.

ARTICLE 1
DEFINITIONS; INTERPRETATIONS

SECTION 1.1  Certain Terms Defined.

In this Agreement, the following terms shall have the meanings specified in this Section for all purposes of this Agreement, unless otherwise expressly provided.

“AgVantage Bond” has the meaning set forth in the first recital to this Agreement.

“AgVantage Bond Balance” means the outstanding balance of all the AgVantage Bonds issued pursuant to the Bond Purchase Agreement from time to time.

“AgVantage Bond Documents” has the meaning set forth in Section 5.1.

“AgVantage Bond Holder” means the holders from time to time of any AgVantage Bonds issued pursuant to the Bond Purchase Agreement, which initially shall be Farmer Mac Mortgage Securities Corporation as Purchaser.

“AgVantage Bond Resolutions” has the meaning set forth in Section 6.1(a)(i).

“Agreement” means this instrument as originally executed and delivered and as the same may be amended, supplemented, modified, restated or replaced from time to time.

“AMBS” means securities representing interests solely in, or obligations fully backed by, pools of Qualified Loans.

“Bond Guarantor” means Farmer Mac.

“Bond Guarantor Default” means a default by the Bond Guarantor that is existing and continuing with respect to an AgVantage Bond under its obligations pursuant to the Bond Purchase Agreement.

“Bond Purchase Agreement” means the AgVantage Bond Purchase Agreement dated the date hereof among the Grantor, the Purchaser and Farmer Mac, as the same may be amended from time to time in accordance with the terms thereof.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in New York, New York, the District of Columbia.

“Certificate of Pledged Collateral” means a certificate delivered by the Grantor and Performance Guarantor to the Collateral Agent and the Control Party substantially in the form of Schedule II attached hereto.

“Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Control Party” means, (i) Farmer Mac for so long as there is no Bond Guarantor Default existing and continuing with respect to the applicable AgVantage Bonds, or (ii) the AgVantage Bond Holder (or a majority of the aggregate outstanding principal amount of the applicable AgVantage Bonds if held by more than one holder) for so long as a Bond Guarantor Default is existing and continuing.

“Eligibility Criteria” means the eligibility criteria listed on Schedule I.

“Event of Default” has the meaning set forth in Section 4.1.

“Excluded Agent” means Farmer Mac or any of its affiliates acting as Sub-Agents pursuant to this Agreement.

“Farmer Mac” has the meaning set forth in the first paragraph of this Agreement.

“Fitch” means Fitch, Inc.

“Grantor” has the meaning set forth in the first paragraph of this Agreement.

“Guaranteed Obligation” has the meaning set forth in the Bond Purchase Agreement.

“Market Value” means with respect to any item of Qualified Collateral, the market value of such item of Qualified Collateral, determined by the Grantor (or Performance Guarantor, as applicable) in accordance with (i) in respect of any Qualified Loan, the Grantor’s customary procedures (as agreed to by the Bond Guarantor) for determining the market value of agricultural loans included in the Grantor’s (or Performance Guarantor’s, as applicable) portfolio from time to time; (ii) in respect of any cash, the amount of such cash; (iii) in respect of any security included in the Qualified Substitute Collateral, the market value of such security as determined by the Grantor’s (or Performance Guarantor’s, as applicable) customary procedures (as agreed to by the Bond Guarantor) for determining the market value of that type of security included in its portfolio from time to time; and (iv) in respect of any other property included in the Qualified Substitute Collateral, the Grantor’s (or Performance Guarantor’s, as applicable) customary procedures (as agreed to by the Bond Guarantor) for determining the market value of any like property.  If the Grantor (or Performance Guarantor, as applicable) and the Bond Guarantor cannot agree upon the fair market value of such Qualified Loans or Qualified Substitute Collateral, the Collateral Agent shall appoint an independent third party to determine such value, which determination shall be made in a commercially reasonable manner.

“Minimum Required Collateralization Level” has the meaning set forth in Section 2.3(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Documents” means the following documents contained in the Qualified Loan File for each Qualified Loan:

(i)                                     the original mortgage note endorsed in blank or in the name of the Collateral Agent;

(ii)                                  a copy of the mortgage with evidence of recording thereon;

(iii)                               a copy of an assignment of the mortgage in blank or in the name of the Collateral Agent;

(iv)                              copies of all applicable appraisals;

(v)                                 copies of any assumptions, modifications, or substitutions with evidence of recording thereon, if applicable;

(vi)                              copies of any security documents, including UCC financing statements, if applicable;

(vii)                           a copy of the results of lien searches conducted within the previous 10 business days in the applicable real property records and county or state records offices, as applicable, indicating no prior lien on (A) any portion of the real property (including improvements) and (B) any fixtures given value in the appraisal;

(viii)                        any applicable settlement documentation; and

(ix)                              such other documentation as the Collateral Agent may reasonably request to evidence the Collateral Agent’s first lien position in the Qualified Collateral.

“Permitted Liens” means, in respect of any item of Qualified Collateral, (i) liens for taxes, assessments and governmental charges or levies; and (ii) liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days after Grantor or Performance Grantor first receives notice of such lien.

“Proceeds” means: (i) all “proceeds” as defined in Article 9 of the UCC as in effect from time to time in the State of New York; (ii) all interest, dividends, payments or distributions made with respect to any of the Qualified Collateral; and (iii) whatever is receivable or received when the Qualified Collateral or proceeds are sold, exchanged, collected, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchaser” has the meaning set forth in the first paragraph of this Agreement.

“Qualified Collateral” means: (i) Qualified Loans or AMBS; (ii) Mortgage Documents and other documents, instruments or liens representing or securing the Qualified Loans or AMBS; (iii) all payment records with respect to the Qualified Loans or AMBS; (iv) the Securities Account; (vi) all Qualified Substitute Collateral; (vi) all documents relating to the Securities Account; (vii) all Proceeds of the foregoing regardless of the form thereof, including, without limitation, all Proceeds in the form of accounts, chattel paper, payment intangibles, promissory notes and goods subject to a consignment; and (viii) with respect to any portion of the Qualified Collateral in excess of 100% of the AgVantage Bond Balance, any Qualified Substitute Collateral.

“Qualified Collateral Schedule” means the schedule setting forth the Qualified Collateral pledged under this Agreement delivered by the Grantor pursuant to Section 2.2, as the schedule may be amended, supplemented or modified from time to time.

“Qualified Loans” means, as of any date of determination, the agricultural mortgage loans meeting the Eligibility Criteria and identified as of such date of determination on the Qualified Collateral Schedule.  For purposes of the Eligibility Criteria, taxes and assessments in respect of any Qualified Loan shall be deemed to be paid current as of such date if (i) (A) taxes and assessments were paid current at the time of the initial funding of such Qualified Loan and (B) taxes or assessments due and payable after the time of the initial funding of such Qualified Loan shall have been paid within 45 Business Days of the Grantor’s actually becoming aware that such taxes or assessments on such Qualified Loan are overdue and/or delinquent, or (ii) such taxes or assessments are being contested by the Grantor or the obligor on such Qualified Loan in good faith.

“Qualified Loan File” has the meaning ascribed thereto in Exhibit A.

“Qualified Substitute Collateral” means, at any time, (i) cash, (ii) U.S. Treasury securities, or (iii) securities issued or fully guaranteed by an agency or instrumentality of the

United States, in each case deposited or held in or transferred or credited to or carried in the Securities Account and listed as of such time on the Qualified Collateral Schedule.

“Responsible Officer” means with respect to the Collateral Agent any officer of the Collateral Agent, including any vice president assistant vice president secretary assistant treasurer trust officer or any other officer of the Collateral Agent assigned by the Collateral Agent to administer the transactions contemplated hereby.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business.

“Securities Account” means the securities account established with the Securities Intermediary pursuant to the Securities Account Control Agreement.

“Securities Account Control Agreement” means the Securities Account Control Agreement among the Grantor, the Securities Intermediary and the Collateral Agent, in the form substantially in the form attached as Exhibit B (or such other form reasonably acceptable to the Grantor, the Securities Intermediary and the Collateral Agent), with such changes as the parties may agree, as may be amended, supplemented, modified, restated or replaced from time to time.

“Securities Intermediary” means the institution serving as securities intermediary under the Securities Account Control Agreement.

“Security Interest” has the meaning set forth in Section 2.1.

“Sub-Agent” has the meaning set forth in Section 4.3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Valuation Date” means the last Business Day of each calendar quarter.

SECTION 1.2  Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article shall have the meanings ascribed in this Article and shall include the plural as well as the singular;

(b)                                 all accounting terms used and not expressly defined herein shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof;

(c)                                  references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of this Agreement;

(d)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(e)                                  the words “include”, “includes” and “including” shall be construed to be followed by the words “without limitation”; and

(f)                                   Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto.

ARTICLE 2
SECURITY INTEREST

SECTION 2.1  Creation of Security Interest in Qualified Collateral.

As security for the AgVantage Bonds issued pursuant to the Bond Purchase Agreement and any other amounts that are due hereunder or thereunder from the Grantor to the holders of AgVantage Bonds, each of the Performance Guarantor and the Grantor hereby assigns, transfers, pledges, and grants to the Collateral Agent for the benefit of the Control Party a security interest in and continuing lien on, subject to the terms of this Agreement, all of the Performance Guarantor’s and Grantor’s respective right, title and interest in and to the Qualified Collateral (the “Security Interest”).  Each of the Performance Guarantor and the Grantor shall, not later than three (3) Business Days after either the issuance of each AgVantage Bond under the Bond Purchase Agreement, or, so long as the AgVantage Bond Balance exceeds $0, upon substitution or modification of any of the Qualified Collateral, (A) deliver to the Collateral Agent, and the Collateral Agent, on behalf of the Control Party, shall hold, the Mortgage Documents, and (B) to the extent that the Qualified Collateral contains Qualified Substitute Collateral, a fully-signed copy of the Securities Control Agreement.  Upon occurrence of an Event of Default, the Collateral Agent, on behalf of the Control Party, shall have the right (in its sole and absolute discretion), to the extent a register is maintained therefor, to register the Qualified Collateral in the Collateral Agent’s own name as pledgee, or in the name of the Collateral Agent’s nominee (as pledgee or as sub-agent) or to continue to hold the Qualified Collateral in the name of the Grantor or Performance Guarantor, as applicable, endorsed or assigned in blank or in favor of the Collateral Agent.  Upon cessation of such Event of Default, the Collateral Agent shall take such action as is necessary to again cause the Qualified Collateral to be registered in the name of the Grantor or Performance Guarantor (or their respective nominees), as applicable.

SECTION 2.2  Maintenance of Qualified Collateral Schedule.

Upon the issuance of any AgVantage Bond under the Bond Purchase Agreement, the Performance Guarantor and the Grantor will deliver to the Collateral Agent (with a copy to Farmer Mac) a Qualified Collateral Schedule setting forth the Qualified Collateral pledged hereunder, which Qualified Collateral Schedule shall form a part of this Agreement.  The Performance Guarantor and the Grantor shall also cause a copy of the Qualified Collateral

Schedule to be attached as a schedule to each UCC financing statement filed in connection with the grant of a security interest under this Agreement.  Following the date of issuance of any AgVantage Bond, if either (i) there have been additions, modifications or reductions in the Qualified Collateral; or (ii) on any Business Day on which the value of the Qualified Collateral identified in a schedule to the most recently filed UCC financing statement falls below the Minimum Required Collateralization Level and additional Qualified Collateral is provided by the Performance Guarantor or the Grantor to the Collateral Agent pursuant to Section 2.3(b), then the Performance Guarantor and the Grantor shall, within 15 Business Days after each Valuation Date with respect to (i) and on the same Business Day with respect to (ii): (x) prepare and deliver to the Collateral Agent (with a copy to Farmer Mac) a new Qualified Collateral Schedule setting forth the revised list of Qualified Collateral, the value of which shall be at least equal to the Minimum Required Collateralization Level; and (y) cause the filing of such UCC statements and amendments thereto as may be necessary for the Grantor to comply with its undertakings pursuant to Section 2.4.  After the UCC filing required upon the issuance of any AgVantage Bond, this Section 2.2 shall be interpreted to require the preparation and filing of new UCC statements only after the value of the Qualified Collateral pledged hereunder and listed on the most recently filed UCC statement becomes less than the Minimum Required Collateralization Level.

SECTION 2.3  Qualified Collateral.

(a)                                 On each Business Day prior to the termination of the Security Interest pursuant to Section 9.1(i), (i) the value of the Qualified Loans, including any Qualified Loans supporting AMBS, (as determined by the Grantor in accordance with the immediately succeeding sentence) pledged hereunder shall be at least equal to 100% of the AgVantage Bond Balance and (ii) the value of the Qualified Collateral, including the value of the Qualified Loans referred to in clause (i) (as determined by the Grantor or the Performance Guarantor, as applicable, in accordance with the immediately succeeding sentence) pledged hereunder shall be at least equal to 110% of the AgVantage Bond Balance (clauses (i) and (ii), collectively, the “Minimum Required Collateralization Level”).  For the avoidance of doubt, for all purposes of this Agreement, as of any date of determination, the value of any Qualified Loan and any other items included in the Qualified Collateral shall be equal to the Market Value of such Qualified Loan or item, as applicable, as of such date of determination.

(b)                                 If the value of Qualified Collateral (as determined by the Grantor or Performance Guarantor, as applicable, in accordance with Section 2.3(a)) falls below the Minimum Required Collateralization Level as of any Business Day, the Grantor or Performance Guarantor, as applicable, shall provide additional Qualified Collateral in which such party has rights or the power to transfer rights to a secured party, such that the value of Qualified Collateral (as determined by the Grantor in accordance with Section 2.3(a)) pledged to the Collateral Agent under this Agreement as of such Business Day shall be at least equal to the Minimum Required Collateralization Level.

(c)                                  For as long as the value of Qualified Collateral (as determined by the Grantor in accordance with Section 2.3(a)) is above the Minimum Required Collateralization Level, the Grantor (or Performance Guarantor, as applicable) may freely withdraw, replace or substitute or sell, dispose, pledge, assign or otherwise transfer any Qualified Collateral and any other item of Qualified Collateral then listed on the Qualified Collateral Schedule free and clear of the Security Interest, pledge, lien and encumbrance created under this Agreement, in accordance with Section 9.1, so long as any such withdrawal, replacement or substitution or any such sale, disposition, pledge, assignment or other transfer would not cause the value of the Qualified Collateral (as determined by the Grantor in accordance with Section 2.3(a)) after such action to be below the Minimum Required Collateralization Level (in the case of any replacement or substitution, after taking into account any replacement or substitute Qualified Collateral provided by the Grantor or Performance Guarantor, as applicable, to the Collateral Agent simultaneously therewith, as evidenced by a revised Qualified Collateral Schedule provided simultaneously by the Grantor and Performance Guarantor to the Collateral Agent (with a copy to Farmer Mac), which revised Qualified Collateral Schedule shall form a part of this Agreement.)

(d)                                 At any time, the Grantor or Performance Guarantor, as applicable, may pledge additional Qualified Collateral (in which such party has rights or the power to transfer rights to a secured party) under this Agreement by filing the appropriate UCC statements and delivering a Certificate of Pledged Collateral to the Collateral Agent specifying such additional collateral.

(e)                                  The Grantor shall certify to the Collateral Agent (with a copy to Farmer Mac), within 15 Business Days following each Valuation Date, that (i) the value of Qualified Collateral (as determined by the Grantor or Performance Guarantor, as applicable, in accordance with Section 2.3(a)) shall have been at least equal to the Minimum Required Collateralization Level as of such Valuation Date, and (ii) the Grantor and Performance Guarantor, collectively, have provided adequate Qualified Collateral (in which each of the Grantor and the Performance Guarantor have rights or the power to transfer rights to a secured party, as applicable) to maintain the Minimum Required Collateralization Level with respect to the AgVantage Bond Balance, in each case, which certification shall be in the form of a Certificate of Pledged Collateral.

SECTION 2.4  Undertakings Regarding Qualified Collateral.

With respect to the Qualified Collateral, each of the Grantor and Performance Guarantor undertakes and agrees as follows:

(a)                                 to keep and maintain such Qualified Collateral free and clear of pledges, liens, and encumbrances except for the security interest created by this Agreement and except for Permitted Liens;

(b)                                 to keep and maintain the Qualified Collateral in an amount at or above the Minimum Required Collateralization Level;

(c)                                  upon the pledge of AMBS, cash, U.S Treasury securities, securities issued or fully guaranteed by an agency or instrumentality of the United States, or any Qualified Substitute Collateral, to establish and maintain the Securities Account and to enter into the Securities Account Control Agreement;

(d)                                 upon the establishment of the Securities Account and upon execution and delivery of the Securities Account Control Agreement, and upon the delivery of the Qualified Collateral to the Collateral Agent, to furnish to the Collateral Agent and the Bond Guarantor an opinion of counsel reasonably satisfactory to the Control Party stating that in the opinion of such counsel such action has been taken as is necessary to create, perfect and make effective an enforceable lien and first-priority security interest of the Collateral Agent in the Qualified Collateral, including any property at any time then or thereafter held in or credited to the Securities Account and reciting the details of such action; and

(e)                                  to ratify any financing statements previously filed.

The Grantor, in connection with any modification of the Qualified Collateral Schedule on any Business Day on which the value of the Qualified Collateral pledged hereunder and identified in a schedule to the most recently filed UCC statement becomes less than the Minimum Required Collateralization Level, shall cause the concurrent filing of such UCC financing statements and amendments thereto as may be necessary or desirable to maintain the perfection of the security interest granted hereunder, naming the Collateral Agent or its transferees or assigns as secured party and the granting party, whether the Grantor or Performance Guarantor, as applicable, as debtor.  The Collateral Agent shall have no duty to monitor, prepare or file any UCC financing statement or amendments.

SECTION 2.5  Risk of Loss of Qualified Collateral.

The Grantor and the Performance Guarantor, respectively, each bears the risk of loss for any Qualified Collateral held in such party’s possession prior to delivery or in transit to or from the Grantor to the Collateral Agent or its agent.  In the event the Grantor or Performance Guarantor, as applicable, delivers any Qualified Collateral to the Collateral Agent or its agent, the duty of the Collateral Agent with respect to such Qualified Collateral shall be solely to use reasonable care in the custody and preservation of the security in its possession.

SECTION 2.6  Performance Guarantee.

The Performance Guarantor hereby undertakes to guarantee the full performance of all duties and obligations of the Grantor hereunder, and agrees that all such duties and obligations of the Grantor hereunder are joint and several obligations of the Performance Guarantor.

ARTICLE 3
COLLATERAL AGENT

SECTION 3.1  Appointment as Collateral Agent.

Subject to the terms and conditions hereof, each of the Grantor and the Performance Guarantor hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment to act as Collateral Agent pursuant to the terms of this Agreement.  The Collateral Agent acknowledges the grant of the Security Interest upon the issuance of the AgVantage Bonds under the Bond Purchase Agreement, accepts the trusts under this Agreement in accordance with the provisions of this Agreement, and agrees to perform its duties in this Agreement to the end that the interests of the AgVantage Bond Holder and the Bond Guarantor may be adequately and effectively protected.

SECTION 3.2  Resignation of the Collateral Agent.

The Collateral Agent may resign at any time by providing not less than thirty (30) days’ prior written notice to the Control Party and the Grantor.  If a successor Collateral Agent is not appointed by the Grantor within thirty (30) days after the Collateral Agent gives notice of its intent to resign, the retiring Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent.  The Grantor shall notify the Control Party in writing upon the appointment of a successor Collateral Agent and the agreement by such person to act as successor Collateral Agent in connection with this Section 3.2.

SECTION 3.3  Eligibility of Successor Collateral Agent.

Any successor Collateral Agent appointed by the Grantor pursuant to Section 3.2 shall be a national banking association or banking corporation authorized under its laws of incorporation and the laws of the jurisdiction in which it administers this Agreement to exercise the powers required by this Agreement having at all times an aggregate capital surplus and undivided profits of at least $1,000,000,000.00.

SECTION 3.4  Merger or Consolidation.

Any person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

SECTION 3.5  Duties and Responsibilities of the Collateral Agent.

(a)                                 The Collateral Agent shall perform any and all duties required of it pursuant to the terms of this Agreement.

(b)                                 The Collateral Agent shall in the event it is so directed in writing by the Control Party exercise any rights or remedies granted to the Collateral Agent under this Agreement.

(c)                                  The Collateral Agent will hold all Mortgage Documents and other instruments or documents representing the Qualified Loans in accordance with the procedures set forth on Exhibit A hereto.

(d)                                 The Collateral Agent makes no warranty or representation and shall have no responsibility as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership, or transferability of the Qualified Collateral or any Qualified Substitute Collateral and will not be required to and will not make any representations as to the validity or value of any of the Qualified Collateral or Qualified Substitute Collateral.

(e)                                  The Collateral Agent shall have no duties or responsibilities, except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f)                                   No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action its own negligent failure to act or its own willful misconduct or bad faith, except that:

(i)                                     the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Agent unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

(ii)                                  the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of either Grantor or the Control Party relating to the time method and place of conducting any proceeding for any remedy available to the Collateral Agent or exercising any trust or power conferred upon the Collateral Agent under this Agreement;

(iii)                               no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability other than as provided in Section 3.5(f) in the performance of its duties hereunder unless adequate indemnity has been assured to it; and

(iv)                              the Collateral Agent shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with an indemnity satisfactory to it.

SECTION 3.6  Limitation on Liability of the Collateral Agent.

Subject to Section 3.5(f) with respect to clauses (a), (b) and (d) below, the Collateral Agent:

(a)                                 shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistakes of fact or law or for anything that it may do or refrain from doing in connection herewith;

(b)                                 may consult with counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and in the opinion of such counsel;

(c)                                  shall not be responsible for delays or failures in performance resulting from acts beyond its control including without limitation strikes lockouts riots acts of war or terrorism epidemics nationalization earthquakes hurricanes or other natural disasters of similar nature;

(d)                                 may conclusively rely on and shall be fully protected in acting upon any certificate instrument opinion notice letter telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties; and

(e)                                  shall not be liable for any consequential indirect special or punitive damages under any circumstances.

SECTION 3.7  [Fees of the Collateral Agent].

[RESERVED]

ARTICLE 4
EVENTS OF DEFAULT

SECTION 4.1  Events of Default.

The Collateral Agent may consider the Grantor in default hereunder upon the occurrence and continuance of any of the following events or conditions (each an “Event of Default”) hereunder:

(a)                                 the occurrence and continuance of an “Event of Default” as such term is defined in the Bond Purchase Agreement with respect to any AgVantage Bond;

(b)                                 the failure to maintain the Minimum Required Collateralization Level as of any Business Day, which failure shall not have been cured within 15 Business Days thereafter;

(c)                                  breach of or failure to perform by the Grantor or the Performance Guarantor any other covenant, promise, condition, obligation or liability contained or referred to herein which shall not have been cured within 45 days after notice thereof to the Grantor from the Collateral Agent; or

(d)                                 any representation, statement or warranty made to the Collateral Agent by or on behalf of the Grantor in connection with this Agreement which shall prove to have been false in any material respect when made or furnished and which shall not have been cured within 45 days after notice thereof to the Grantor from the Collateral Agent.

The Collateral Agent shall not be deemed to have knowledge of any Event of Default until written notice thereof is delivered to it.  Upon receipt of written notice of an Event of Default, the Collateral Agent shall deliver the Notice of Exclusive Control required by the Securities Account Control Agreement.

SECTION 4.2  Remedies Upon an Event of Default.

(a)                                 If an Event of Default shall occur and be continuing, the Collateral Agent shall (subject to Section 3.5), at the written direction of the Control Party, pursue any of the following remedies, separately, successively, or cumulatively:

(i)                                     take possession of any instruments, agreements, mortgages and other documents (including the Mortgage Documents) representing the Qualified Collateral, and all payment records relating to the Qualified Collateral not already in the Collateral Agent’s possession, immediately upon demand, and each of the Grantor and Performance Guarantor grants to the Collateral Agent the right (to the extent of the Grantor’s or Performance Guarantor’s own right), for this purpose, to enter into any premises where the Qualified Collateral or any part thereof may be located during normal business hours and upon reasonable notice to the Grantor or Performance Guarantor, as applicable; and

(ii)                                  pursue any other remedy available at law or in equity to collect, enforce, or satisfy obligations of the Grantor and/or the Performance Guarantor under the AgVantage Bond and this Agreement, including exercising its rights as secured creditor to collect income on the Qualified Collateral, or to sell, assign, transfer, lease, or otherwise dispose of the Qualified Collateral whether or not the Qualified Collateral is in the Collateral Agent’s possession, in each case subject to the immediately preceding clause (i) above.

(b)                                 If the Collateral Agent exercises its rights subject to Section 4.2(a) in respect of the Qualified Collateral upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law:

(i)                                     the Collateral Agent may sell, assign, transfer and deliver, at the Collateral Agent’s option, the whole or any part of the Qualified Collateral at private or public sale, at such prices as the Collateral Agent may, in good faith, deem best, without public advertisement, and each of the Grantor and Performance Guarantor waives notice of the time and place of sale, except any notice that is required by law and may not be waived;

(ii)                                  the Collateral Agent has no obligation to prepare any Qualified Collateral for sale, and the Collateral Agent may sell any Qualified Collateral and disclaim any warranties without adversely affecting the commercial reasonableness of the sale; and

(iii)                               the Collateral Agent may purchase any or all Qualified Collateral and may apply any portion of the purchase price to reduce amounts owed by the Grantor or the Performance Guarantor to the Collateral Agent.

(c)                                  Subject to Section 9-615 of the UCC, the Proceeds realized by the Collateral Agent upon selling or disposing of the Qualified Collateral will be applied in the following order:

(i)                                     first, for so long as a Bond Guarantor Default has occurred and is continuing, to pay all reasonable costs and expenses of every kind incurred by the Collateral Agent for the collection, sale and foreclosure of the Qualified Collateral (including reasonable expenses incurred in the protection of Collateral Agent’s title to or lien upon or right in connection therewith, reasonable expenses for out-of-pocket legal fees in connection therewith or in making any such sale or sales, insurance, commission for sales and guaranty);

(ii)                                  second, to the Collateral Agent for any amounts due and unpaid in accordance with applicable agreements;

(iii)                               third, to the Bond Guarantor in respect of any amounts previously paid by the Bond Guarantor in respect of the Guaranteed Obligations;

(iv)                              fourth, to interest owed under the AgVantage Bond;

(v)                                 fifth, to the principal amount owed under the AgVantage Bond; and

(vi)                              sixth, any remaining Proceeds will be paid by the Collateral Agent to the Grantor or the Performance Guarantor, as applicable.

SECTION 4.3  Appointment of Collateral Agent as Attorney-in-Fact; Sub-Agents.

(a)                                 If an Event of Default occurs and is continuing, and without limiting any other rights the Collateral Agent might have as a collateral agent under applicable law and under this Agreement, each of the Grantor and Performance Guarantor does hereby make, constitute and appoint the Collateral Agent (and any sub-agent thereof appointed by the Collateral Agent for purposes of this Agreement in accordance with Section 4.3(b) (each, a “Sub-Agent”)) its true and lawful attorney-in-fact to deal with the Qualified Collateral and, in its name and stead to release, collect, compromise, settle and release or record any mortgage or deed of trust that is a part of such Qualified Collateral as fully as the Grantor or Performance Guarantor, as applicable, could do if acting for itself.  The powers herein granted are coupled with an interest, and are irrevocable, and full power of substitution is granted to the Collateral Agent in the premises.

(b)                                 All services to be furnished by the Collateral Agent under this Agreement may be furnished or subcontracted by the Collateral Agent to a Sub-Agent; provided, that prior written notice is given to the Grantor and the Performance Guarantor of the appointment of such Sub-Agent and each of the Grantor and Performance Guarantor consents to such appointment within ten Business Days after its receipt of such notice; provided, however, that: (i) the Collateral Agent shall remain ultimately responsible for the provision of such services; and (ii) each of the Grantor and Performance Guarantor shall not withhold or delay consent to the appointment of an Excluded Agent.

ARTICLE 5
AGVANTAGE BOND DOCUMENTATION

SECTION 5.1  Maintenance of AgVantage Bond Documentation.

The Grantor shall maintain each of the following documents (the “AgVantage Bond Documents”) as official records of the Grantor:

(a)                                 a certified copy of the relevant portion of the minutes of the meeting at which each of the Grantor’s and the Performance Guarantor’s board of directors or other governing body adopted the AgVantage Bond Resolutions (as defined in Section 6.1(a)(i) below);

(b)                                 a current copy of the schedules listing the Qualified Collateral pledged hereunder and setting forth, among other things, the outstanding principal amount of such collateral as of the most recent Valuation Date; and

(c)                                  a statement of the AgVantage Bond Balance.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.1  Representations and Warranties.

Each of the Grantor and Performance Guarantor represents and warrants as of the date of this Agreement and as of each date on which the Qualified Collateral Schedule is modified, that:

(a)                                 it is authorized under applicable law and its charter, bylaws, or similar governing documents, to execute and perform its obligations under the applicable AgVantage Bond and this Agreement.  Without limiting the generality of the foregoing, each of the Grantor and Performance Guarantor represents that:  (i) its board of directors or other governing body has adopted resolutions (the “AgVantage Bond Resolutions”) authorizing the execution and delivery of any AgVantage Bond issued and this Agreement and the taking or consummation of such other actions as necessary or appropriate to carry out the provisions or intentions of any AgVantage Bond issued and this Agreement; and (ii) the foregoing resolutions are duly reflected in the official records of the Grantor and Performance Guarantor, respectively;

(b)                                 each AgVantage Bond is enforceable against the Grantor and this Agreement is valid, binding and enforceable against the Grantor and the Performance Guarantor, in each case, in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and subject to enforceability to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law; and

(c)                                  with respect to each Qualified Loan that is pledged as Qualified Collateral, such Qualified Loan is secured by a first lien mortgage on the real estate securing the Qualified Loan and the Grantor or Performance Guarantor, as applicable, had advised the Purchaser and Farmer Mac in writing of any other loan secured by any portion of such real estate with an equal lien position to the Qualified Loan.  Each of the Grantor and the Performance Guarantor covenants that any interest obtained by the Purchaser, Farmer Mac, or the Collateral Agent in any such Qualified Loan by operation of this Agreement will be prior in right to any lien on such security of which the Purchaser and Farmer Mac had not been so advised.

SECTION 6.2  Covenants.

Each of the Grantor and the Performance Guarantor covenants that:

(a)                                 each of the Grantor and the Performance has rights in the Qualified Collateral granted by such party, and each such party’s title to the portion of the Qualified Collateral that is required to meet the Minimum Required Collateralization Level is free and clear of pledges, liens and encumbrances, except as created hereunder and except for Permitted Liens, and each of the Grantor and Performance Guarantor will maintain such amount of Qualified Collateral free and clear of pledges, liens and encumbrances except as created hereunder and except for the Permitted Liens as long as such Qualified Collateral remains pledged hereunder;

(b)                                 each of the Grantor and Performance Guarantor has obtained all necessary approvals and consents before pledging the Qualified Collateral under this Agreement;

(c)                                  each Qualified Loan is freely transferable by assignment or negotiation;

(d)                                 each mortgage or deed of trust securing a note or bond included in the Qualified Collateral has been recorded;

(e)                                  each of the Grantor and the Performance Guarantor will provide the Collateral Agent with any reports or statements that the Collateral Agent or the Control Party reasonably requests; provided, however, that the filing of a report or statement via the Electronic Data Gathering, Analysis, and Retrieval system of the Commission (or such subsequent official electronic filing system established by the Commission) shall constitute delivery of such report or statement, as the case may be, to the Collateral Agent or the Control Party upon notification by the Grantor or the Performance Guarantor to the Collateral Agent or the Control Party, as the case may be.

(f)                                   upon reasonable prior notice and during normal business hours, and with approval of the Grantor or the Performance Guarantor, as applicable (such approval to not be reasonably withheld), each of the Grantor and the Performance Guarantor will permit the Collateral Agent or its designee to inspect or copy the AgVantage Bond Documents and any other documents or evidence in the Grantor’s or Performance Guarantor’s respective possession or control relating to the Qualified Collateral;

(g)                                  the Grantor and the Performance Guarantor will promptly notify the Collateral Agent upon the occurrence of any change in its respective credit rating by S&P, Moody’s or Fitch, as applicable;

(h)                                 the Grantor and the Performance Guarantor will promptly notify the Collateral Agent of any change in applicable law or regulations, or its respective charter, bylaws, or other governing documents, or any legal or regulatory process asserted against the Grantor or the Performance Guarantor, as applicable, that materially affects or may materially affect the Grantor’s or Performance Guarantor’s respective authority or ability to lawfully perform its obligations under the Bond Purchase Agreement or this Agreement; and

(i)                                     the Grantor will promptly notify the Collateral Agent of: (i) any material adverse change in its financial condition or in the financial condition of its parent or holding company or any affiliate that would materially and adversely affect the Collateral Agent’s interests; (ii) the execution of a definitive agreement which by its terms provides for a reorganization, merger or consolidation of the Grantor or the Performance Guarantor; (iii) any legal or regulatory action (including any pending or threatened litigation or judgment) directly involving the Grantor or the Performance Guarantor as a party that would reasonably be expected to have a materially adverse financial or business impact on the Grantor or the Performance Guarantor; or (iv) the occurrence of any Event of Default.

SECTION 6.3  Negative Covenants.

Each of the Grantor and Performance Guarantor covenants that each of the Grantor and Performance Guarantor shall not, and shall not purport, propose or undertake to, consent to any modification of any AgVantage Bond without the Collateral Agent’s or Control Party’s prior written consent, which consent shall not be unreasonably withheld.

ARTICLE 7
INDEMNIFICATION

SECTION 7.1  Indemnification by Grantor and Performance Guarantor.

Each of the Grantor and Performance Guarantor agrees to indemnify the Collateral Agent or Sub-Agent for any loss, claim, damage, liability, and expense (including reasonable attorneys’ fees, court costs and reasonable expenses of litigation) incurred by the Collateral Agent (and any Sub-Agent), in the course of or arising out of the Bond Purchase Agreement or this Agreement, any action relating to the Qualified Collateral, or any action to which the Collateral Agent (and any Sub-Agent), may become subject in connection with the AgVantage Bond Holder’s exercise of any right or remedy granted to it under the Bond Purchase Agreement or this Agreement, except to the extent that such loss, claim, damage, liability or expense results from the Collateral Agent’s (and any Sub-Agent thereof) negligence or willful misconduct; provided, however, that if Farmer Mac is appointed as a Sub-Agent of the Collateral Agent under this Agreement, Farmer Mac’s indemnification pursuant to this Section 7.1 will be limited solely to actions taken as Sub-Agent to the Collateral Agent.

ARTICLE 8
MISCELLANEOUS

SECTION 8.1  Successors and Assigns of Grantor Bound by Agreement.

All obligations, covenants, agreements and duties of the parties contained in this Agreement shall bind the respective permitted successors and assigns of the parties, whether so expressed or not.

SECTION 8.2  Amendments; Assignments.

(a)                                 This Agreement will not be amended, supplemented, modified, restated, or replaced in any manner, except with the written consent of the Grantor and the Collateral Agent.

(b)                                 This Agreement may not be transferred, assigned, hypothecated or alienated in any manner whatsoever, except with the prior written consent of the Grantor and the Collateral Agent.

SECTION 8.3  No Liability for the Collateral Agent.

Subject to Section 7.2, the Collateral Agent has no liability for acting in reliance upon any communication (including a facsimile transmission, electronic transmission, telex, or similar communication) reasonably believed by the Collateral Agent to be genuine or to be sent by an individual acting on behalf of the Grantor.  The Collateral Agent has no fiduciary duty to the Grantor or the Performance Guarantor.

SECTION 8.4  Governing Law.

This Agreement shall be construed and enforced according to the laws of the State of New York, including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York, but without regard to the conflicts of law provisions thereof.

SECTION 8.5  Consent to Jurisdiction.

Each party to this Agreement submits for itself and in connection with its properties, generally and unconditionally, to the nonexclusive jurisdiction of the United States federal court located in The City of New York, Borough of Manhattan, for purposes of any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to this Agreement hereby consents to process being served in any suit, action or proceeding with respect to this Agreement, or any document delivered pursuant hereto, by the mailing of a copy thereof, by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under this Agreement or to any other address of which it shall have given written notice to the other party hereto. The foregoing shall not limit the ability of any party hereto to bring suit in the courts of any other jurisdiction.

SECTION 8.6  Waiver of Jury Trial.

Each of the parties to this Agreement irrevocably and expressly waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any claims or transactions in connection herewith. Each of the parties hereto hereby acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.

SECTION 8.7  Entire Agreement.

This Agreement and the Bond Purchase Agreement embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersede all prior agreements between such parties that relate to the subject matter.

SECTION 8.8  Limitation on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Grantor and the Collateral Agent and nothing in this Agreement, whether express or implied, shall be construed to give to any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 8.9  Severability.

If any provision of, or obligation under, this Agreement, or the application thereof to any person or under any circumstance, shall be invalid, illegal or unenforceable in any jurisdiction,

the validity, legality and enforceability of the remaining provisions of, and any obligations under, this Agreement, or the application of such provision in any other jurisdiction shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by applicable law.

SECTION 8.10  Counterparts.

This Agreement and any amendments, supplements, modifications, restatements, or replacements hereof, or waivers or consents hereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

SECTION 8.11  No Waiver.

No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder (or operate as an acquiescence of any default or Event of Default hereunder) shall operate as a waiver thereof (including by the Collateral Agent upon the occurrence and during the continuance of an Event of Default), nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

SECTION 8.12  Remedies Cumulative.

No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

SECTION 8.13  Notices.

All demands, notices, instructions or other communications required or permitted to be given hereunder shall be given in writing by delivering the same against receipt by facsimile transmission (confirmed by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of a confirmation, if sent by facsimile):

If to the Grantor or Performance Guarantor, to:

Farmland Partners Inc.

8670 Wolff Court, #240

Westminster, CO 80031

Attention of: Chief Financial Officer

with a copy to:

Morrison & Foerster

250 West 55th Street

New York, NY 10019

Attention of: Christopher Delson, Esq.

If to the Purchaser, Collateral Agent or the Bond Guarantor, to:

Federal Agricultural Mortgage Corporation

1999 K Street, NW 4th Floor
Washington, DC 20006
Fax:  202-872-7713
Attention: Chief Financial Officer

with a copy to:

Federal Agricultural Mortgage Corporation
1999 K Street, NW 4th Floor
Washington, DC 20006
Fax:  202-872-7713
Attention: General Counsel

ARTICLE 9
TERMINATION OF SECURITY INTEREST

SECTION 9.1  Termination of Security Interest.

The Security Interest in respect of any item of Qualified Collateral shall terminate, and all rights to any item of Qualified Collateral shall revert to the Grantor or Performance Guarantor, as applicable, upon: (i) the termination of the Bond Purchase Agreement in accordance with its terms; or (ii) the withdrawal, replacement or substitution or the sale, disposition, pledge, assignment or other transfer, of such item of Qualified Collateral by the Grantor pursuant to, and in accordance with, Section 2.3; provided that this Agreement shall survive any permitted assignment of the Bond Purchase Agreement and any AgVantage Bond.

SECTION 9.2  Evidence of Termination.

Upon the termination of this Agreement, the Collateral Agent will execute and deliver to the Grantor and Performance Guarantor such documents as the parties shall prepare at their own expense and reasonably request to evidence the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day first above written.

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP
as Grantor

By:	/s/ Luca Fabbri
Name: Luca Fabbri
Title: Chief Financial Officer

FARMLAND PARTNERS INC.,
as Performance Guarantor

By:	/s/ Luca Fabbri
Name: Luca Fabbri
Title: Chief Financial Officer, Secretary and Treasurer

FARMER MAC MORTGAGE SECURITIES CORPORATION,
as Purchaser

By:	/s/ R. Dale Lynch
Name: R. Dale Lynch
Title: Vice President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
as Collateral Agent and Bond Guarantor

By:	/s/ R. Dale Lynch
Name: R. Dale Lynch
Title: Senior Vice President — Chief Financial Officer and Treasurer

SCHEDULE I

ELIGIBILITY CRITERIA

Agricultural real estate can consist of land, buildings and fixtures used in agricultural production, processing or storage.  Each such mortgage loan will:

•                  be secured by a first lien fee simple or leasehold mortgage on agricultural real estate (land, buildings and fixtures used in agricultural production, processing or storage) located in the United States (or by a junior lien on such agricultural real estate, so long as the Grantor holds each lien on such agricultural real estate that is senior to such junior lien and each mortgage loan secured by any such senior lien is pledged by the Grantor under this Agreement);

•                  be an obligation of a citizen or national of the United States or an alien lawfully admitted for permanent residence in the United States or a private corporation or partnership whose members, stockholders, or partners holding a majority interest in the corporation or partnership are such individuals;

•                  have a loan to value ratio at the time of origination of not greater than 60 percent, as determined by an appraisal by, or prepared by certified appraisers for the benefit of, Grantor or Performance Guarantor;

•                  if secured by:

•                  not more than 1,000 acres, have an unpaid principal balance not greater than $30,000,000 (or any higher amount permitted by Farmer Mac and communicated to Grantor/Performance Guarantor in writing);

•                  more than 1,000 acres, have an unpaid principal balance not greater than $12,000,000 (or any higher amount permitted by Farmer Mac and communicated to Grantor/Performance Guarantor in writing);

•                  be not more than 30 days delinquent in the payment of interest;

•                  have all taxes and assessments paid current;

•                  have a loan-to-value ratio at origination (calculated in accordance with the Farmer Mac’s written appraisal criteria and procedures for similar mortgage loans in the AgVantage program) of not more than 66%; and

•                  contain cross-default provisions in the related mortgage loan documents, instruments, and agreements, providing that any default or event of default in this Agreement or the Bond Purchase Agreement shall also constitute a default under the related mortgage loan and providing for immediate acceleration of the balance due on such mortgage loan without further notice, thereby entitling the Collateral Agent or Control Party, as applicable to all rights and remedies under the terms of such mortgage loan.

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•                  secure any improvements with a first priority lien by and through the mortgage.  For purposes of this paragraph, “improvements” means: any buildings, improvements, equipment, fixtures and permanent plantings located in or on or appurtenant to the collateral, and all additions, replacements, and improvements hereafter made to or placed in or on the collateral; all rights-of-way, easements, rents, issues, profits, income, proceeds and general intangibles from the collateral, tenements, hereditaments, remainders, reversions, privileges and appurtenances belonging unto the collateral, however evidenced which are used or enjoyed in connection with the real property now or hereafter owned or belonging to the same or which hereafter may be acquired and so used or enjoyed; all water and water rights now owned or hereafter acquiredwhether such water and water rights are riparian, appropriative or otherwise and whether or not appurtenant to the collateral, along with all ditch and ditch rights and any shares of stock, licenses, permits and contracts evidencing such water or ditch rights, and all wells, reservoirs, dams, embankments or fixtures relating to the collateral; all windmills, pumps, irrigation equipment, motors, engines, and devices of every kind now or hereafter used for or in connection with the irrigation of the collateral, or for stock watering or domestic purposes thereon, and all grain bins and storage bins, which are owned by the Grantor or Performance Guarantor and which are located on the collateral described above together with all additional accessions, replacements, improvements, repairs and substitutions to the collateral and the proceeds thereof and all other fixtures now or hereafter located upon the collateral, all of which are declared to be appurtenant to the collateral, or incident to the ownership thereof, or used in connection therewith.

•                  contain provisions, consistent with standard industry practice, requiring that upon default of the mortgage loan, (i) all leases and security deposits on the related collateral shall be assigned to the lender and (ii) all rents and revenues from the related collateral shall be assigned to the lender.

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SCHEDULE II

PLEDGE AND SECURITY AGREEMENT DATED AS OF [                        ]

CERTIFICATE OF PLEDGED COLLATERAL FILED WITH
FEDERAL AGRICULTURAL MORTGAGE CORPORATION, Collateral Agent

, Chief Executive Officer (or Chief Financial Officer or Controller) and                                         , Vice-President, respectively, of [Grantor][Performance Guarantor], hereby certify to the Control Party and the Collateral Agent under the above-mentioned Pledge and Security Agreement as amended to the date hereof (herein called the “Pledge Agreement”) as follows:

1.	The value of the Qualified Collateral certified hereby and pledged to the Collateral Agent, as shown on Schedule A hereto, is	$

2.	The value of the Qualified Collateral certified hereby and being pledged to the Collateral Agent, as shown on Schedule B hereto, is	$

3.	The aggregate principal amount of the AgVantage Bond(s) outstanding at the date hereof is	$

4.	The aggregate amount, if any, of the AgVantage Bond(s) to be issued on the basis of this Certificate is	$

5.	The sum of amounts in items 3 and 4 is	$

6.	The aggregate amount by which the value of Qualified Collateral exceeds the aggregate principal amount of the AgVantage Bond(s) outstanding (the sum of items 1 and 2 minus item 5) is	$

7.	To the knowledge of the undersigned, each Qualified Loan included as Qualified Collateral satisfies the Eligibility Criteria set forth in the Pledge Agreement.

8.	The value of the Qualified Collateral pledged to the Collateral Agent satisfies the Minimum Required Collateralization Level.

9.	So far as is known to the undersigned, no Event of Default exists.

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All terms which are defined in the Pledge Agreement are used herein as so defined.

Dated:

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EXHIBIT A

QUALIFIED LOAN FILE CUSTODY PROCEDURES

1.                                      Delivery of Custodial Files. (a)  The Grantor (or the Performance Guarantor, as applicable) is required to deliver to the Collateral Agent any and all documents or records relating to the Qualified Loans (with respect to any Qualified Loan, a “Qualified Loan File”), which shall be listed by the Grantor (or Performance Guarantor, as applicable) on the Qualified Collateral Schedule, and the Collateral Agent shall hold such Qualified Loan Files in accordance with the terms of this Exhibit A.

(b)                                 From time to time, the Grantor (or Performance Guarantor, as applicable) may forward to the Collateral Agent additional original documents or additional documents evidencing an assumption, modification, consolidation or extension of a Qualified Loan. Upon receipt of such documents by the Collateral Agent, such documents shall constitute a part of the Qualified Loan File for the related Qualified Loan.  The Collateral Agent is entitled to rely upon the Qualified Collateral Schedule provided as of the most recent date of delivery as the conclusive schedule in its review of the submitted Qualified Loan File.  The Collateral Agent is under no duty to verify the existence of any endorsements to the policy of title insurance or the existence, validity or priority of any liens of security interest in any personal property securing the related Qualified Loan.

(c)                                  Within thirty (30) days after the later of (i) the date of delivery of the Qualified Loan Files by the Grantor (or Performance Guarantor, as applicable), and (ii) receipt by the Collateral Agent of check-in instructions for the Qualified Loan Files and, if applicable, the Mortgage Documents and any other instruments and/or documents contained in the Qualified Loan Files, from the Grantor (or Performance Guarantor, as applicable), the Collateral Agent shall review the Qualified Loan Files received by it in accordance with the check-in instructions, and shall deliver to the Bond Guarantor, the Grantor or their designees a certification (a “Trust Receipt”) substantially in the form agreed to by the parties hereto and the Bond Guarantor, as to each Qualified Loan listed on the Qualified Collateral Schedule.  The Collateral Agent shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Qualified Loan File.

2.                                      Custody of Qualified Loan Documents.  The Collateral Agent shall segregate and maintain continuous custody of all documents constituting each Qualified Loan File received by it in secure and fire-resistant facilities in accordance with its customary standards for such custody and shall provide the Grantor and the Performance Guarantor written notice of such location.

3.                                      Release for Servicing.  From time to time and as appropriate for the foreclosure or servicing of any of the Qualified Loans or in connection with a Qualified Loan which has been paid in full, the Collateral Agent is hereby authorized, upon delivery by the Grantor (or Performance Guarantor, as applicable) to the Collateral Agent, with a copy to the parties hereto and the Bond Guarantor, of a written request in a form agreed upon by the parties hereto and the Bond Guarantor (a “Request for Release of Qualified Loan File”), to release to the Grantor (or Performance Guarantor, as applicable) the related Qualified Loan Files.  The Collateral Agent shall have no duties or obligations and no liability with respect to any Qualified Loan File so

A-1

released to the Grantor (or Performance Guarantor, as applicable) for any period of time so released to the Grantor (or Performance Guarantor, as applicable).  In the event that the Grantor (or Performance Guarantor, as applicable) returns a Qualified Loan File or other documents previously released by the Collateral Agent to the Grantor (or Performance Guarantor, as applicable) the Qualified Loan File or other documents so returned shall once again be subject to the provisions of the Security Agreement.

4.                                      Copies of Qualified Loan Documents.  Upon the written request of any of the Grantor (or Performance Guarantor, as applicable) or the Control Party and at the cost and expense of the Grantor (or Performance Guarantor, as applicable) under the Security Agreement, the Collateral Agent shall provide the requesting Grantor (or Performance Guarantor, as applicable), the Control Party or their designees with copies of any documents in the possession of the Collateral Agent relating to the Qualified Collateral.

5.                                      Examination of Qualified Loan Files. Upon five (5) Business Days prior written notice to the Collateral Agent, the Bond Guarantor, the Grantor, the Performance Guarantor, or any of their agents, accountants, attorneys, auditors and prospective purchasers will be permitted during normal business hours to examine the Qualified Loan Files and any other documents, records and papers in the possession of or under the control of the Collateral Agent relating directly to the administration of any or all of the Qualified Loans.  Any costs associated with such examination shall be paid by the Grantor or Performance Guarantor under the Security Agreement.

6.                                      Attachment of Qualified Loan Files. In the event that any party to the Security Agreement shall be served by a third party with any type of levy, attachment, writ or garnishment with respect to any document contained in a Qualified Loan File, or in the event any third party shall institute any court proceeding by which any document included in the Qualified Loan Files shall be required to be delivered otherwise than in accordance with the provisions of the Security Agreement, the party which received such service shall immediately deliver or cause to be delivered to the other parties hereto, and to the Grantor, the Performance Guarantor, and the Bond Guarantor, copies of all court papers, orders, documents and other materials concerning such proceedings.  The Collateral Agent shall continue to hold and maintain all documents contained in the Qualified Loan Files received by it pursuant to the provisions of the Security Agreement pending an order of a court of competent jurisdiction permitting or directing disposition hereof. Upon final determination of such court, the Collateral Agent shall dispose of such documents held by it as directed by such determination or, if no such determination is made, in accordance with the provisions of the Security Agreement. Expenses of the Collateral Agent incurred as a result of the attachment of any document contained in a Qualified Loan File shall be paid pursuant to the Security Agreement.  This subsection shall not be deemed to create any rights in property belonging to the Grantor, the Performance Guarantor, or the Bond Guarantor in favor of any third party.

A-2

EXHIBIT B

SECURITIES ACCOUNT CONTROL AGREEMENT

among

[ ],

[ ]and

[ ], AS SECURITIES INTERMEDIARY

Dated as of

TABLE OF CONTENTS

i

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (the “Agreement”) is dated as of [               ], 20[  ], between Farmland Partners Operating Partnership, LP (the “Grantor”), Farmland Partners Inc. (the “Performance Guarantor”), and [                      ], as securities intermediary (in such capacity, the “Securities Intermediary”).

W I T N E S S E T H

WHEREAS, the Grantor has issued one or more AgVantage Bonds pursuant to an AgVantage Bond Purchase Agreement dated as of [              ] (as amended, supplemented or modified from time to time the “AgVantage Bond”;

WHEREAS, the Grantor desires to grant to the Collateral Agent, for the benefit of the AgVantage Bond Holder, a security interest in the collateral hereinafter described as security for the obligations of the Grantor under the AgVantage Bond as more particularly described below;

WHEREAS, the Grantor and Performance Guarantor have entered into the Pledge and Security Agreement, dated as of [                  ] (as amended, supplemented or modified from time to time the “Security Agreement”), with the Collateral Agent;

WHEREAS, the Grantor, the Performance Guarantor, the Securities Intermediary and the Collateral Agent are entering into this Agreement to provide for the control of the Collateral and to perfect the security interest of the Collateral Agent therein.

NOW THEREFORE, for valuable consideration and intending to be legally bound, the Grantor and the Collateral Agent do hereby enter into this Agreement.

ARTICLE 1
DEFINITIONS; INTERPRETATIONS

SECTION 1.1                              Certain Terms Defined.  In this Agreement, the following terms shall have the meanings specified in this Section for all purposes of this agreement, unless otherwise expressly provided.

“Account” means a securities account established at[                                    ], which is a securities account within the meaning of Section 8-501(a) of the UCC.

“Agreement” means this instrument as originally executed and delivered and as the same may be amended, supplemented, modified, restated or replaced from time to time.

“AgVantage Bond” has the meaning in the first recital of this Agreement.

“Assignee” has the meaning set forth in Section 6.2(c) hereof.

“Bond Purchase Agreement” means the AgVantage Bond Purchase Agreement dated as of [              ] among the Grantor, the Performance Guarantor, the Purchaser and Farmer Mac, as the same may be amended from time to time in accordance with the terms thereof.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in New York, New York.

“Collateral” means the Account, cash, U.S. Treasury securities or securities fully guaranteed by an agency or instrumentality of the United States, security entitlements, financial assets, credit balances and other assets and property and all instruments, in each case from time to time deposited or held in or transferred or credited to or carried in the Account.

“Collateral Agent” shall mean the Federal Agricultural Mortgage Corporation.

“Entitlement Order” has the meaning set forth in Section 3.1 hereof.

“Event of Default” has the meaning set forth in Section 3.1 of the Security Agreement.

“Notice of Exclusive Control” has the meaning set forth in Section 3.2 hereof.

“Responsible Officer” shall mean any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, secretary, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have responsibility for the administration of the Security Agreement.

“Securities Intermediary” has the meaning set forth in the first paragraph of this Agreement.

“Security Agreement” has the meaning in the fifth recital of this Agreement.

“Trade” has the meaning set forth in Section 3.2 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York

SECTION 1.2                              Interpretation.  For all purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article shall have the meanings ascribed in this Article and shall include the plural as well as the singular;

(b)                                 all accounting terms used and not expressly defined herein shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term “generally accepted accounting principles” shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof;

(c)                                  references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of this Agreement;

(d)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(e)                                  the words “include”, “includes” and “including” shall be construed to be followed by the words “without limitation”;

(f)                                   Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto; and

(g)                                  capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Bond Purchase Agreement.

ARTICLE 2
THE ACCOUNT

SECTION 2.1                              UCC Provisions.  Each party hereto agrees that the Account constitutes a “securities account” within the meaning of Article 8 of the UCC and with respect to the property from time to time credited to the Account, the Securities Intermediary is the “securities intermediary” and that the granting party (whether the Grantor or the Performance Guarantor) is the “entitlement holder”, each within the meaning of the UCC.  For purposes of perfecting the security interest of the Collateral Agent in any property (at any time now or hereafter held in or credited to the Account), the Securities Intermediary hereby acknowledges that it holds and will hold such property as collateral for the benefit of the Collateral Agent, subject to the terms and conditions of this Agreement.  All property delivered to the Securities Intermediary and directed by the Grantor or Performance Guarantor to be included in the Account pursuant to the terms of the Security Agreement shall be promptly credited to the Account.  All parties agree that the Account and all property held by the Securities Intermediary in the Account, including without limitation cash or credit balances, will be treated as investment property under Article 9 of the UCC and financial assets under Article 8 of the UCC.

SECTION 2.2                              Indorsements.  Each of the Grantor and Performance Guarantor agrees that all securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and that in no case will any financial asset credited to the Account be registered in the name of the Grantor or Performance Guarantor, payable to the order of the Grantor or Performance Guarantor, or specially indorsed to the Grantor or Performance Guarantor.  The Securities Intermediary agrees that it shall promptly (and in any event within five Business Days) notify the Collateral Agent, the Performance Guarantor, and the Grantor in writing after becoming aware (using reasonable care in the Securities Intermediary’s normal business practices) that any financial asset credited to the Account is registered or indorsed in contravention of this Section 2.2; provided, however, that the Securities Intermediary shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence or willful misconduct.

SECTION 2.3                              Priority of Lien.  The Securities Intermediary hereby acknowledges the security interest granted to the Collateral Agent by the Grantor and the Performance Guarantor, as applicable.  The Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Collateral or any credit balance in the Account and agrees that it will not assert any such lien, encumbrance, claim or right against the Account (including any financial asset carried in the Account or any credit balance in the Account) or any other Collateral, except for the right to be reimbursed for amounts advanced to settle authorized transactions under the Security Agreement.

ARTICLE 3
CONTROL

SECTION 3.1                              Grant of Control.  The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an “Entitlement Order”) or other directions concerning the Account (including, without limitation, directions to distribute to the Collateral Agent proceeds of any such transfer or redemption or interest or dividends on property in the Account) to the extent directed by the Collateral Agent without further consent from the Grantor, the Performance Guarantor, or any other person.  The Securities Intermediary will not agree with any third party that the Securities Intermediary will comply with Entitlement Orders concerning the Collateral originated by such third party without the prior written consent of the Collateral Agent and, unless an Event of Default has occurred and is continuing, the Grantor and the Performance Guarantor.

SECTION 3.2                              Grantor’s Rights in Account.  Until the Securities Intermediary receives a notice from the Collateral Agent in the form of Exhibit A (a “Notice of Exclusive Control”) that the Collateral Agent will exercise exclusive control over the Account, the Securities Intermediary shall: (i) distribute to the Grantor all interest and regular cash dividends on property in the Account, if any, (ii) allow the Grantor to exercise all voting rights, if any, relating to the security entitlements and financial assets credited to the Account and (iii) settle purchases, sales, free receipts, free deliveries, exchanges, substitutions and other transactions initiated by Grantor or Grantor’s authorized representatives (collectively, “Trades”, and each individually, a “Trade”).  The Grantor shall be solely responsible to comply with the valuation requirements on the Collateral described in the Security Agreement.  If the Securities Intermediary receives from the Collateral Agent a Notice of Exclusive Control, the Securities Intermediary will cease (a) distributing to the Grantor (and will not distribute to the Performance Guarantor) any interest and dividends on property in the Account, (b) allowing the Grantor or the Performance Guarantor to exercise any voting rights and (c) settling Trades initiated by Grantor or Grantor’s authorized representatives, including the Performance Guarantor.  The Collateral Agent may deliver to the Securities Intermediary a Notice of Exclusive Control only if an Event of Default has occurred and is continuing.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES; UNDERTAKINGS

SECTION 4.1                              The Representations and Warranties of the Securities Intermediary.  The Securities Intermediary hereby represents and warrants to the Grantor and the Collateral Agent that:

(a)                                 the Account has been established in the name of the Grantor as recited above;

(b)                                 the Account statements to be provided from time to time to the Grantor pursuant to this Agreement will contain a complete and accurate statement of the “financial assets”, as defined in Article 8 of the UCC, maintained in the Account, which account has been titled to reflect the security interest of the Collateral Agent therein;

(c)                                  there are no claims to or interests in the Account arising by, through or from the Securities Intermediary (other than those expressly permitted hereby) and, to the best of a Responsible Officer of the Securities Intermediary’s knowledge, there is no other claim to or interest in the Account except for the claims and interest of the Collateral Agent and Grantor in the Account; and

(d)                                 that valid and legally binding “security entitlements”, as defined in Article 8 of the UCC, have been created with respect to the financial assets to be carried in the Account and pledged to the Collateral Agent pursuant to the Security Agreement; and the Securities Intermediary hereby acknowledges the creation and existence of such security entitlements.

SECTION 4.2                              Undertakings of the Securities Intermediary.  The Securities Intermediary hereby undertakes as follows:

(a)                                 to send copies of:  (i) all monthly statements concerning the Account to each of Grantor and the Collateral Agent at their respective addresses set forth in the heading of this Agreement and (ii) any other information concerning the Account or Collateral reasonably requested by the Collateral Agent to the Collateral Agent at the address set forth in the heading of this Agreement;

(b)                                 to provide to the Collateral Agent with online access to the Account upon execution of such documentation as the Securities Intermediary shall reasonably request; and

(c)                                  upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, to make reasonable efforts to notify the Collateral Agent and the Grantor thereof.

ARTICLE 5
LIMITATION OF RESPONSIBILITY; INDEMNIFICATION

SECTION 5.1                              Limitation of Responsibility of Securities Intermediary.

The Securities Intermediary shall have no responsibility or liability to the Collateral Agent for complying with Trade directions from the Grantor, or the Grantor’s authorized representatives, which are received by the Securities Intermediary before the Securities Intermediary receives a Notice of Exclusive Control.  The Securities Intermediary shall have no responsibility or liability to the Grantor for (i) complying with any Notice of Exclusive Control or (ii) for complying with Entitlement Orders concerning the Collateral originated by the Collateral Agent.  The Securities Intermediary shall have no responsibility or liability to the Collateral Agent with respect to the value of the Collateral.  The Securities Intermediary shall have no duty to investigate or make any determination as to whether an Event of Default exists under any agreement between the Grantor and the Collateral Agent and shall comply with all notices whether or not it believes that any such Event of Default exists.  This Agreement does not create any obligation or duty of the Securities Intermediary other than those expressly set forth herein.

SECTION 5.2                              Indemnification of Securities Intermediary.  The Grantor hereby agrees to indemnify, defend and hold harmless the Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent as a result of the Securities Intermediary’s gross negligence or willful misconduct.

ARTICLE 6
MISCELLANEOUS

SECTION 6.1                              Successors and Assigns of Grantor Bound By Agreement.  All obligations, covenants, agreements and duties of the Grantor and the Performance Guarantor contained in this Agreement shall bind the respective permitted successors and assigns of the Grantor and the Performance Guarantor, whether so expressed or not.

SECTION 6.2                              Amendments; Assignments.

(a)                                 This Agreement will not be amended, modified, restated, supplemented or replaced in any manner, except with the written consent of the Grantor, the Performance Guarantor, the Securities Intermediary and the Collateral Agent.

(b)                                 Subject to clause (c) below, this Agreement may not be transferred, assigned, hypothecated or alienated in any manner whatsoever, except with the prior written consent of the Grantor, the Performance Guarantor, the Securities Intermediary and the Collateral Agent.

(c)                                  The Grantor hereby agrees that, in the event that the Collateral Agent assigns, transfers or conveys its rights and duties under the Security Agreement to any party (the “Assignee”), the Collateral Agent shall have the right to assign and transfer this Agreement and the control created hereby to the Assignee, and the Grantor and the Securities Intermediary hereby consent to such assignment and transfer.

SECTION 6.3                              Governing Law.  This Agreement shall be construed and enforced according to the laws of the State of New York, including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to the conflicts of law provisions thereof.  The parties hereto agree that the jurisdiction of the Account is the State of New York.

SECTION 6.4                              Customer Agreement.  In the event of a conflict between this Agreement and any other agreement between the Securities Intermediary, the Performance Guarantor, and the Grantor, the terms of this Agreement will prevail.  Regardless of any provision in any such agreement relating to the law governing the Account, the parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

SECTION 6.5                              Consent to Jurisdiction.  Each party to this Agreement submits for itself and in connection with its properties, generally and unconditionally, to the nonexclusive jurisdiction of the United States federal court located in the Southern District of New York, for purposes of any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to this Agreement hereby consents to process being served in any suit, action or proceeding with respect to this Agreement, or any document delivered pursuant hereto, by the mailing of a copy thereof, by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under this Agreement or to any other address of which it shall have given written notice to the other party hereto. The foregoing shall not limit the ability of any party hereto to bring suit in the courts of any other jurisdiction.

SECTION 6.6                              Waiver of Jury Trial.  Each of the parties to this Agreement irrevocably and expressly waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any claims or transactions in connection herewith. Each of the parties hereto hereby acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.

SECTION 6.7                              Future Agreement.  This Agreement and the Security Agreement embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to the subject matter, unless otherwise agreed to in writing by all parties.

SECTION 6.8                              Limitation on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Grantor, the Securities Intermediary and the Collateral Agent and nothing in this Agreement, whether express or implied, shall be construed to give to any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.9                              Notices.  All communications hereunder shall be in writing (including facsimile) and shall be personally delivered, mailed or transmitted by facsimile, respectively, to a party at the address previously furnished in writing to each other party.

SECTION 6.10                       Severability.  If any provision of, or obligation under, this Agreement, or the application thereof to any person or under any circumstance, shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of, and any obligations under, this Agreement, or the application of such provision in any other jurisdiction shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by applicable law.

SECTION 6.11                       Counterparts.  This Agreement and any amendments, modifications, restatements, supplements and/or replacements hereof, or waivers or consents hereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart by each of the parties hereto.

SECTION 6.12                       No Waiver.  No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

SECTION 6.13                       Remedies Cumulative.  No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

ARTICLE 7
TERMINATION OF AGREEMENT

SECTION 7.1                              Termination of this Agreement.  The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interest in the Collateral, are powers coupled with an interest and will not be affected by the lapse of time or any other matter or circumstance.  The obligations of the Securities Intermediary hereunder shall continue in effect until the earlier of (i) the date on which the Grantor makes suitable arrangements with the consent of the Collateral Agent following the resignation of the Securities Intermediary and (ii) the Collateral Agent, upon termination of the Security Agreement, has notified the Securities Intermediary in writing that this Agreement is to be terminated.

SECTION 7.2                              Evidence of Termination.  Upon the termination of this Agreement, each of the Securities Intermediary and the Collateral Agent will execute and deliver to the Grantor such documents as the Grantor shall prepare at its own expense and reasonably request to evidence the termination of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly caused this Agreement to be executed and delivered as a deed as of the date first above written.

as Grantor

By:
Name:
Title:

as Performance Guarantor

By:
Name:
Title:

as Securities Intermediary

By:
Name:
Title:

as Collateral Agent

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

•, 20•

[Name and address of

Securities Intermediary]

Ladies and Gentlemen:

Reference is made to that Securities Account Control Agreement, dated as of [                   ], 20[  ] among [                    ], as Securities Intermediary, [                           ], as Grantor, and [                           ], as the Collateral Agent (the “Control Agreement”).  Terms used but not defined herein shall have the meanings assigned to them in the Control Agreement.

In accordance with Section 3.2 of the Control Agreement, the Collateral Agent hereby provides notice to the Securities Intermediary of its intent to exercise exclusive control over the Account; this notice shall serve as a Notice of Exclusive Control under the Control Agreement.

as Collateral Agent

By:
Name:
Title:

•

B-A-1